UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

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Moscow Cablecom Corp.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

Annual Meeting

and

Proxy Statement

Year Ended

December 31, 2005

The 2006 Annual Meeting of the Stockholders

of Moscow CableCom Corp.

will be held on May 23, 2006

at 1:00 p.m., at 590 Madison Avenue, 38th Floor,

New York, NY

590 Madison Avenue, 38th Floor

New York, New York 10022

May 1, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 590 Madison Avenue, 38th Floor, New York, New York on Tuesday, May 23, 2006 at 1:00 p.m. EDT.

The accompanying Proxy Statement describes the business to be transacted at the Annual Meeting. It is important that your shares be represented whether or not you personally attend the Annual Meeting. Regardless of the number of shares you own, your vote is important to us. In order to ensure that you will be represented, we ask you to please vote by telephone or sign, date and return the enclosed proxy card or voting instruction card promptly. This will not limit your right to vote in person or to attend the Annual Meeting.

We also plan to review the status of our business at the Annual Meeting. We look forward to seeing you.

Sincerely,

Mikhail A. Smirnov Chief Executive Officer

Moscow CableCom Corp.

590 Madison Avenue, 38th Floor

New York, New York 10022

Notice of Annual Meeting of Stockholders

For the Year Ended December 31, 2005

Annual Meeting of Stockholders

To Be Held May 23, 2006

To the Stockholders of Moscow CableCom Corp.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Moscow CableCom Corp. (the “Company”) is to be held on May 23, 2006 at 1:00 p.m. local time at 590 Madison Avenue, 38th Floor, New York, NY, or at such other time and place to which the Annual Meeting may be adjourned or postponed, for the following purposes:

1. Election of Directors. The stockholders will be asked to elect ten members to the Board of Directors for the ensuing year.

2. Other Business. If other business is properly raised at the meeting or if we need to adjourn or postpone the meeting, you will vote on these matters too.

Holders of record of outstanding shares of the Company’s Common Stock, $.01 par value, and of the Company’s Series B Convertible Preferred Stock, $.01 par value, at the close of business on April 18, 2006 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned.

If you cannot attend the Annual Meeting, you may vote your shares by telephone or by completing and promptly returning the enclosed proxy card in the envelope provided. Telephone voting procedures are described in the Proxy Statement accompanying this notice, as well as on the enclosed proxy card.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instruction card as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone. For specific instructions on how to vote your shares, please refer to the section entitled “QUESTIONS AND ANSWERS CONCERNING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING” of the accompanying Proxy Statement and the instructions on the proxy or voting instruction card.

By order of the Board of Directors

Andrew M. O’Shea Chief Financial Officer and Secretary

May 1, 2006

New York, New York

Moscow CableCom Corp.

590 Madison Avenue, 38th Floor

New York, NY 10022

Proxy Statement

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Moscow CableCom Corp., a Delaware corporation (the “Company”), of proxies for use at the 2006 Annual Meeting of Stockholders of the Company, or at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2006 Annual Meeting of Stockholders. Proxies are being solicited from the holders of the Company’s Common Stock, $.01 par value (the “Common Stock”), and the Company’s Series B Convertible Preferred Stock, $.01 par value (the “Series B Preferred Stock”). This Proxy Statement and the related form of Proxy are first being mailed to holders of the Common Stock on or about May 1, 2006.

QUESTIONS AND ANSWERS CONCERNING THIS SOLICITATION AND VOTING

AT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held on Tuesday, May 23, 2006, beginning at 1:00 p.m. EDT at the Company’s headquarters located at 590 Madison Avenue, 38th Floor, New York, New York 10022.

Why I am receiving these proxy materials?

You are receiving these proxy materials from us because you were a stockholder of record as of the close of business on April 18, 2006 (the “Record Date”). As a stockholder of record, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders of record will act upon the items of business outlined in the Notice of the Annual Meeting of Stockholders (on the cover page of this Proxy Statement), each of which is described more fully in this Proxy Statement. In addition, we plan to review the status of our business and respond to questions from stockholders.

Who is entitled to attend?

You are entitled to attend the Annual Meeting only if you were a holder (or joint holder) of record of our Common Stock or Series B Preferred Stock as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

Please also note that if you are not a stockholder of record but hold shares in “street name” (that is, through a broker, trustee, bank or other nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee, bank or other nominee, or other similar evidence of ownership. The Annual Meeting will begin promptly at 1:00 p.m. EDT.

Who is entitled to vote?

Only stockholders who owned Common Stock or the Series B Convertible Preferred Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

How many shares are entitled to vote?

As of the Record Date, 8,906,466 shares of the Common Stock and 4,500,000 shares of the Series B Preferred Stock were issued and outstanding. Each issued and outstanding share of the Common Stock entitles the holder to one vote on each matter, and each share of the Series B Preferred Stock entitles the holder to 0.81833 of a vote on each matter, for a total of 12,588,931 possible eligible votes for the proposal set forth herein.

How many shares must be present or represented to conduct business (that is, what constitutes a quorum)?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock and the Series B Preferred Stock, together as a single class, entitled to vote at the Annual Meeting will constitute a quorum. A quorum is required to conduct business at the Annual Meeting. The presence of holders of the Common Stock and the Series B Preferred Stock, together as a single class, representing at least 6,294,466 votes will be required to establish a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What items of business will be voted on?

1.	To elect of ten directors to serve on the Board for terms expiring at our 2007 Annual Meeting, or at such time as their respective successors have been duly elected and qualified.

2.	To consider such other business as may properly come before the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR” each of the director nominees.

What shares can I vote?

You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, trustee, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders of the Company hold their shares through a broker, trustee, bank or other nominee rather than directly in their own name.

If your shares are registered directly in your name with our transfer agent, Registrar & Transfer Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the named officers of the Company who are serving as proxy holders or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use for this purpose.

If your shares are held by a nominee, you are considered the beneficial owner of such shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee, bank or other nominee how to vote and are also invited to attend the Annual Meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee, bank or other nominee how to vote your shares.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly or in street name, you may vote without attending the Annual Meeting. If you are a stockholder of record, you may vote by granting a proxy. If you are a stockholder of record, you may vote by mail by signing and dating the proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation) you should indicate your name and title or capacity. For shares held in street name, you should follow the voting directions provided by your nominee. You may complete and mail a voting instruction card to your nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your nominee as you have directed.

How can I vote my shares in person?

If you are a stockholder of record and wish to vote your shares at the Annual Meeting, you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker, trustee, bank or other nominee) giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we encourage you to vote by proxy card or telephone so your vote will be counted even if you later decide not to attend.

Can I change my vote?

You may change your vote at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by:

•	submitting a new, properly signed proxy bearing a later date (which automatically revokes the earlier proxy) prior to your shares being voted at the Annual Meeting;

•	providing a written notice of revocation to our Secretary prior to your shares being voted at the Annual Meeting;

•	voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked, unless you specifically so request.

What is a “broker non-vote”?

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on “routine matters” (such as election of directors), but not on “non-routine matters” (such as stockholder proposals). A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

What vote is required to approve each item and how are votes counted?

The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. The affirmative vote of a plurality of the shares of the Common Stock and Series B. Preferred Stock, together as a class, present in person or by proxy and entitled to vote at the Annual Meeting, is required to elect each director. The ten director nominees receiving the highest number of affirmative “FOR” votes at the meeting will be elected. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board on the scheduled business item (“FOR” the ten director nominees to the Board) and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting and any adjournments thereof.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the Annual Meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the Annual Meeting?

Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Andrew Intrater (our Chairman of the Board) and Andrew M. O’Shea (our CFO and Secretary), will have the discretion to vote your shares on any additional matters properly presented for a vote. If for any unforeseen reason any of our nominees is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Who will serve as inspector of elections?

The inspector of elections will be a representative of the Company.

What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

The Board is making this solicitation and the Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to this solicitation by mail, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by members of the Board, our officers and other employees, who will not receive any additional compensation for assisting in the solicitation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation materials to the beneficial owners of Moscow CableCom Common Stock.

Where can I find the voting results?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our Quarterly Report on Form 10-Q for the second quarter 2006.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, or if you need additional copies of this Proxy Statement or proxy materials, please contact the Company’s Secretary at (860) 298-0444.

The Company will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means, a copy of the Company’s Annual Report on Form 10-K for Year ended December 31, 2005, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests should be directed by mail to Andrew M. O’Shea, Secretary, Moscow CableCom Corp., 5 Waterside Crossing, 3rd Floor, Windsor, Connecticut 06095, or by phoning the Company at (860) 298-0444.

ELECTION OF DIRECTORS

Pursuant to an agreement (the “Shareholders Agreement”) between Renova Media Enterprises Ltd., formerly known as Columbus Nova Investments VIII Ltd. (“Renova Media”), and Moscow Telecommunications Corporation (“COMCOR”), each agreed to vote all of the shares of Common Stock and Series B Preferred Stock it beneficially owns for a total of three individuals designated by COMCOR and for a total of six individuals designated by Renova Media. In addition, Renova Media agreed to use its best efforts to ensure that the combination of the directors designated by COMCOR and those designated by Renova Media comprise a majority of the directors on the Board. Renova Media and COMCOR also agreed that, for so long as each of them is entitled to designate at least one director, each committee of the Board shall consist of at least one director designated by Renova Media and one director designated by COMCOR (to the extent permitted by applicable law).

Messrs. Haft, Intrater, Isakov, Smirnov and Van Valkenburg are the designees of Renova Media. Messrs. Lazutkin, Serdyuk and Vladislavlev are the designees of COMCOR. Renova Media retains the right to designate one additional director in the future.

In addition, Renova Media and COMCOR have entered into agreements with Oliver R. Grace, Jr. and James J. Pinto pursuant to which Renova Media and COMCOR will support each of their nominations as candidates for election to the Board for a period of time which will be the later to occur of (a) twenty-four months from the closing of the Renova Media financing transaction and (b) two Annual Meetings of the Company’s stockholders, to fulfill the intent of the parties that Renova Media and COMCOR will support Messrs. Grace and Pinto to serve as directors for a thirty-six month period after the closing.

Ten directors are to be elected at the Annual Meeting for a term of one year or until their successors shall be duly elected and qualified. Unless authority is withheld, it is intended that votes will be cast pursuant to the enclosed proxy for the election of the ten nominees set forth below. Each of the nominees is presently a member of the Board and has agreed to serve as a director if so elected. In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which management has no reason to expect, it is intended, except when authority has been withheld, that the proxy will be voted FOR the election of such person, if any, as shall be designated by the Board. The names of, and certain information with respect to, the persons nominated for election as directors are as follows:

ANDREW INTRATER, age 43, has been a director of the Company since January 2005. He is the founder and Senior Partner of Columbus Nova Capital, an affiliate of Renova Media. He has held this position since 2000. Prior to Columbus Nova Capital, from 1993 to 2000, Mr. Intrater was the President and Chief Operating Officer of Oryx Technology Corp., a manufacturer of semiconductor testing equipment. Mr. Intrater continues to serve on the Board of Directors of Oryx, as well as on the Boards of Directors of Clareos Inc., and Ethertouch Ltd.

OLIVER R. GRACE, JR., age 52, has been a director of the Company since 1986. He was the Company’s President and Chief Executive Officer from 1997 to January 2005, and our Chairman from June 2004 to January 2005 and from 1990 to 1997. Mr. Grace is a director of Take-Two Interactive Software, Inc. Mr. Grace is a General Partner of The Anglo American Security Fund L.P.

JAY M. HAFT, age 70, has been a director of the Company since January 2005. He has been a Partner of Columbus Nova Capital since 2000. Prior to Columbus Nova Capital, from January 1988 to January 1994, Mr. Haft worked as a senior corporate partner at the law firm of Parker, Duryee, Rossoff & Haft (which ultimately merged with Reed Smith), specializing in corporate finance and mergers and acquisitions. Prior to that, he was a senior partner with Rifkin, Radler, Dunne & Bayh. Mr. Haft has served on approximately 30 corporate boards, including as Chairman of the Executive Committee at Emerson Radio Corporation and director at CompuCom Systems, Inc. He is currently Vice Chairman of the Board and lead director of DUSA Pharmaceuticals, Inc. and is on the board of the United States Russian Business Council, among others.

IVAN Y. ISAKOV, age 32, has been a director of the Company since January 2005. Since November 2003, he has been a Partner of Columbus Nova Capital responsible for the firm’s investment activities in media and communications. He is also acting head of the representative office in Moscow of RME Management Ltd., which is an affiliate of Renova Media. Prior to Columbus Nova Capital, from June 2001 to April 2003, Mr. Isakov served as

Senior Associate in the buyout group of Advent International, Associate in the mergers and acquisitions group at Goldman Sachs International, and Analyst in the investment banking division at Baring Brothers International, all based in London. Mr. Isakov is the Chairman of the Board of CCTV.

VALENTIN V. LAZUTKIN, age 61, has been a director of the Company since March 2004. Since August 2003, Mr. Lazutkin has been Deputy Chairman of “E-Moscow” Coordinating Council and Board of Directors. From April 2002 to August 2003, he was Chairman of the Board of COMCOR, and from March 1998 to April 2002, he was Chairman of Soyuz TV and Radio Company. He is a member of the Russian TV Academy, International TV Academy and Russian Academy of Natural Sciences. Mr. Lazutkin is also the Director of the Russian National TV Broadcasters Association and Russian CATV Association.

JAMES J. PINTO, age 55, has been a director of the Company since 1988. He is President of the Private Finance Group Corp., a merchant and venture capital firm, a position he has held since 1990. He serves as an advisor or board member of various portfolio companies involved in automotive manufacturing, aviation logistics, financial services and medical software. He previously served as Assistant to the Administrator, Law Enforcement Assistance Administration, Department of Justice, and during the Carter Administration, as Counsel to the White House Conference on Coal.

VLADIMIR A. SERDYUK, age 64, has been a director of the Company since March 2004. Since 2001, Mr. Serdyuk has been counselor to COMCOR’s General Director on long-term planning and investment, and from 1997 to 2004 he was COMCOR’s Deputy General Director. Mr. Serdyuk is also a director of MBTS Bank, Integra Telecom and Center-Telco, all based in Moscow, Russia.

MIKHAIL A. SMIRNOV, age 56, has been a director of the Company since August 2005. Mr. Smirnov was President of Mobile TeleSystems (“MTS”), the largest wireless phone operator in Central and Eastern Europe from 1995 to 2003, and from 2003 to 2004, he was the General Director of Moscow City Telephone Network (“MGTS”), which is among the largest fixed-line telephone companies in Europe with 4.4 million customers and 20,000 employees. Mr. Smirnov has also held several other management positions in the television and communications industry in Russia.

DAVID R. VAN VALKENBURG, age 63, has been a director of the Company since January 2005. Since 2000, he has been the Chairman of Balfour Associates, Inc., a company providing advisory services and counsel to Chief Executives, Boards of Directors, Senior Lenders, and private equity funds, and since 2004 he has also been the Chairman and President of Zero Point Corporation. Prior to Balfour, from December 1994 to June 2000, Mr. Van Valkenburg served as the Executive Vice President of MediaOne Group, Inc., and from 1997 to 1999, he also served as Chief Executive Officer and Operating Officer of TeleWest Communications plc. Mr. Van Valkenburg is a member of the National Association of Corporate Directors and a member of the Executive Committee and Board of Directors of The Cable Center. He also serves on the Boards of NASDAQ-traded Harmonic, Inc. and MDSI, Inc., as well as several private corporations.

ALEXANDER P. VLADISLAVLEV, age 69, has been a director of the Company since March 2004. Mr. Vladislavlev is a member of the General Council of the United Russian Party, Chairman of the Party’s Commission for International Relations and Chairman of the Unity for Russian Foundation. From 2000 to 2003, he was an elected member of the Russian Federation Duma (Parliament) and was Chairman of its Investment Policy and Investors Rights Protection Commission. From 1999 to 2002, he was Secretary of the Russian public political organization Fatherland. From 1994 to 1999, Mr. Vladislavlev was Chairman of the Board of Directors of ZIL Auto Factory, and from 1995 to 1999, he was Chairman of the Board of Directors of Alpha Cement. Mr. Vladislavlev has previously been the First Deputy of the USSR Foreign Minister-State Minister for Foreign Trade.

Our Board of Directors recommends that you vote “FOR” the election of each of the nominees for director.

CORPORATE GOVERNANCE

Board Composition

The NASDAQ listing standards provide that the majority of the members of the board of directors of a NASDAQ listed company be “independent” as defined in NASD Rule 4200. The Company’s Board of Directors does not meet this requirement. The Company is relying on the exemption from this requirement set forth in NASD Rule 4350(c)(5) because it believes that it is a “Controlled Company” as defined therein as a result of the acquisition of 4,500,000 shares of our Series B Preferred Stock and warrants to purchase an additional 8,283,000 shares of Series B Preferred Stock by Renova Media, the Shareholders Agreement and the irrevocable proxies as described under “Principal Stockholders and Security Ownership of Management of the Company”.

Messrs. Pinto, Lazutkin, Van Valkenburg and Vladislavlev are considered to be “independent” as defined in NASD Rule 4200.

Meetings of our Board of Directors

During the year ended December 31, 2005, our Board of Directors held seven meetings. During 2005, except for Mr. Vladislavlev, each director attended at least seventy-five percent (75%) of the aggregate of the meetings of our Board of Directors and of the applicable committee meetings held during the period for which he was a director. The Board has not adopted a formal policy with regard to Board members’ attendance at annual meetings. All ten of the directors then serving attended the Annual Meeting of Stockholders held on May 23, 2005.

Executive Committee

During 2005, our Board of Directors had an Executive Committee comprised of Andrew Intrater (Chairman), Vladimir A. Serdyuk, Warren L. Mobley and Ivan Isakov. Mr. Mobley’s position on this Committee was not replaced upon his resignation from the Board effective November 30, 2005. The responsibilities of the Executive Committee included the monitoring of the operating performance of ComCor-TV (“CCTV”) and to consider for approval specific requests for capital expenditures or entering into business initiatives. There were no meetings of the Executive Committee during 2005.

Nominating and Governance Committee

During 2005, there were no meetings of the Nominating Committee. During 2005, the Nominating Committee was comprised of Jay M. Haft (Chairman), Andrew Intrater and Ivan Isakov none of whom is “independent” for purposes of the NASDAQ listing standards, but they are permitted to be members of the Nominating Committee based on the exemption for a Controlled Company as described above.

Our Board of Directors has adopted a written charter describing the functions of the Nominating Committee which can be accessed on the Company’s website at www.moscowcablecom.com.

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) to assist it in the exercise of its responsibilities. The Guidelines provide that the Nominating Committee works with the Board as a whole on an annual basis to determine the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board and its committees. In evaluating the suitability of individual Board members, the Board considers many factors, including issues of experience, wisdom, integrity, skills such as an understanding of finance and marketing, educational and professional background, and willingness to devote adequate time to Board duties. At all times, at least one member of the Board must meet the definition of “financial expert” set forth in the Sarbanes-Oxley Act of 2002 for service on the Company’s Audit Committee, and all members of the Board serving on the Company’s Audit Committee must meet the requirements of the NASDAQ Stock Market, Inc. and the Sarbanes-Oxley Act. Board members are expected to rigorously prepare for, attend and participate in all Board and applicable committee meetings. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director.

The Guidelines provide that candidates nominated for election or re-election to the Board should possess the following qualifications:

•	high personal and professional ethics, integrity, practical wisdom, and mature judgment;

•	broad training and experience at the policy-making level in business, government, education, or technology;

•	expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	willingness to devote the required amount of time to carrying out duties and responsibilities of Board membership;

•	commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations; and

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance.

The Nominating Committee is responsible for identifying, screening, and recommending candidates to the entire Board for Board membership. When formulating its Board membership recommendations, the Nominating Committee also considers any advice and recommendations offered by the Chief Executive Officer and the Company’s stockholders. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Although the Nominating Committee does not have a policy with respect to director candidates recommended by stockholders, the Guidelines provide that the Nominating Committee may consider advice or recommendations offered by the Company’s stockholders. The Nominating Committee will consider candidates recommended by stockholders and if approved by the Board, they will be included in the proxy statement for the next election of directors. If a stockholder wishes to recommend a candidate for election by stockholders, the recommendation must be accompanied by appropriate background information and documentation and should be sent to the chairman of the Nominating Committee. Such nomination will be considered by the Nominating Committee. There are no specific, minimum requirements that the Nominating Committee believes must be met by a Nominating Committee recommended candidate and there are no specific qualities or skills that the Nominating Committee believes are necessary for one or more of the Company’s directors to possess, although they should possess the general qualifications described above. The Nominating Committee has no specific process for identifying and evaluating nominees and evaluates all nominees in the same manner, even if nominated by stockholders.

The Nominating Committee charter provides that if the Company is legally required by contract to provide third parties with the ability to nominate directors, the selection and nomination of such directors need not be subject to the Nominating Committee’s nominating and review process. Further, the NASDAQ listing standards provide that nominating committee oversight of director nominations is not applicable in cases where the right to nominate a director legally belongs to a third party.

The agreements with Renova Media that resulted in the Company and CCTV entering into the $51 million equity and debt financing provide for our Board of Directors to have up to eleven members and give Renova Media the right to nominate six directors. In addition, the Shareholders Agreement between Renova Media and COMCOR provides for each party to the agreement to vote all their beneficially owned shares in favor of Renova Media’s nominees and three nominees designated by COMCOR, subject to each party maintaining specified ownership levels.

Audit Committee

During 2005, our Board had an Audit Committee which prior to January 13, 2005 was comprised of Louis A. Lubrano (Chairman), James J. Pinto and Thomas McPartland. Upon the resignations from the Board of Messrs.

Lubrano and McPartland, David Van Valkenburg was appointed to the Audit Committee as its Chairman. The Board has determined that Mr. Van Valkenburg is an audit committee financial expert, as defined in the regulations of the SEC. Alexander Vladislavlev was appointed to the Audit Committee in May 2005. The Audit Committee is primarily concerned with the effectiveness of our audits by our independent registered public accounting firm. Among other things, its duties include: approving the selection of independent registered public accounting firm; reviewing the scope of the audit to be conducted by them, as well as the results of their audit; reviewing the organization and scope of our internal system of financial controls; evaluating our financial reporting activities (including our Proxy Statement and Reports on Forms 10-K and 10-Q) and the accounting standards and principles that we follow; and examining other reviews covering compliance by employees with important Company policies. The directors who serve on the Audit Committee are all “independent” for the purposes of the applicable Securities and Exchange Commission (“SEC”) rules and the NASDAQ listing standards. Our Board has determined that none of the Audit Committee members have a relationship to the Company that may interfere with their independence from the Company and its management. Our Board has adopted a written charter describing the functions of the Audit Committee. This charter was included as Annex J in the Company’s proxy statement dated December 1, 2004 for its Combined Annual and Special Meeting of Stockholders which was held on December 15, 2004 and may be also accessed on the Company’s web site at www.moscowcablecom.com. During 2005, there were eleven meetings of the Audit Committee.

Compensation Committee

During 2005, our Board had a Compensation Committee comprised of Andrew Intrater (Chairman), Vladimir A. Serdyuk and James J. Pinto. The Compensation Committee reviews and recommends board and executive compensation, including changes therein, and administers our stock plan and stock option plan. There were three meetings of the Compensation Committee 2005. Messrs. Intrater and Serdyuk are not “independent” for purposes of the NASDAQ listing standards, but are permitted to be members of the Compensation Committee based on the exemption for a Controlled Company as described above.

Pension Committee

In September 2005, our Board reinstituted a Pension Committee comprised of Andrew Intrater (Chairman) and Oliver R. Grace, Jr. The Pension Committee monitors the administration of our qualified retirement plans to ensure investment management is consistent with the Pension Committee’s objectives. There were no meetings of the Pension Committee during 2005.

Stockholder Communications

The Board has not established a process for stockholders to send communications to it because it does not believe a formal process is practical due to the limited size of the Company’s corporate staff. However, any communication addressed to the Board, attention of the Secretary, will be brought to the attention of the Board.

Director Compensation

During 2005, each of our non-executive directors were entitled to receive 5,000 shares of the Company’s Common Stock, $6,000 in cash and $500 for each board meeting attended in person and $250 for each Board meeting attended by telephone. The share grants to Messrs. Serdyuk and Vladislavlev have not yet been executed. Mr. Lazutkin declined compensation for serving as a member of the Board for 2005. He has agreed to be compensated beginning in 2006.

In addition, during 2005 Messrs. Van Valkenburg and Pinto each received $10,000 for serving on the Audit Committee for the year, and Mr. Van Valkenburg, as the Audit Committee Chairman, received an additional $2,000. Mr. Vladislavlev received $5,000 for serving on the Audit Committee beginning May 23, 2006. Also, during 2005 members of the Compensation Committee each were entitled to receive $3,000 for their participation on this Committee.

Messrs. Intrater, Haft and Isakov directed all cash fees for 2005 to be paid to Renova U.S. Management. Accordingly, the Company paid Renova US Management a total of $30,750 for fees earned by these three directors.

Certain Relationships and Related Party Transactions

Agreements with COMCOR

In March 2005, Board ratified new 50-year agreements with COMCOR which, effective January 13, 2005, govern the terms and conditions for CCTV’s utilization of COMCOR’s fiber optic backbone network and related services. The agreements strengthen the controls, monitoring and level of coordination between CCTV and COMCOR. The agreements also provide for price increases for CCTV’s use of COMCOR’s secondary nodes, certain new fees and charges, and decreases in costs relating to services provided by COMCOR to support CCTV’s data transmission and Internet access services. In connection with the Board’s ratification of the new agreements, CCTV paid COMCOR approximately $1,538,000 of previously accrued charges for which payment had been deferred in accordance with the terms of the prior agreements. The new agreements do not provide for similar payment deferral arrangements. Vladimir A. Serdyuk, a nominee for director, is an executive officer at COMCOR.

At December 31, 2005, the Company had recorded liabilities to COMCOR totaling $531,000 relating to unpaid fees which were incurred by CCTV for lease of secondary nodes and signal delivery and data network services. During the year ended December 31, 2005, CCTV recorded $2,454,000 of costs associated with services provided by COMCOR.

REPORT OF THE AUDIT COMMITTEE

In the performance of our oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2005.

The Audit Committee has discussed with ZAO PricewaterhouseCoopers Audit (“PricewaterhouseCoopers”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as may be modified or supplemented.

The Audit Committee has received from and discussed with representatives of PricewaterhouseCoopers the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”).

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The foregoing report has been approved

by all of the members of the Audit Committee

David R. Van Valkenburg, Chairman

James J. Pinto

Alexander R. Vladislavlev

EXECUTIVE COMPENSATION

The following information is provided regarding the annual and long-term compensation paid or to be paid to our Chief Executive Officer and our three other most highly compensated executive officers whose compensation exceeded $100,000 and individuals who held executive positions within the company during 2005 with respect to 2005, the ten-month Transition Period (“TP2004”) and the fiscal year ended February 29, 2004 (“FY2004”).

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Period	Salary ($)	Bonus ($)	All Other Compensation (6) ($)	Securities Underlying Options/SARs (#)
Mikhail A. Smirnov. (1) Chief Executive Officer	2005	439,261	—	—	443,924/0

Andrew M. O’Shea (2) Chief Financial Officer and Secretary	2005 TP2004 FY2004	245,237 156,410 175,000	55,800 37,000 10,000	58,560 36,350 92,692	78,000/0

Vitaly V. Spassky (3) Senior Vice President, Business Development	2005 TP2004	165,689 109,677	— 14,000	63,333 25,000	55,000/0 95,000/0

Warren L. Mobley. (4) President, Chief Executive Officer	2005	201,478	—	248,917	406,368/0

Donald Miller-Jones. (4) Chief Financial Officer and Secretary	2005	89,939	—	274,222	406,367/0

Oliver R. Grace, Jr. (5) Chairman, President and Chief Executive Officer	2005 TP2004 FY2004	50,000 100,000 71,364	— — —	1,583 95,400 90,096	— 0/15,000 —

(1)	Mr. Smirnov was appointed as Chief Executive Officer effective August 15, 2005.

(2)	Mr. O’Shea was the Company’s Chief Financial Officer until January 13, 2005, and was reappointed as Chief Financial Officer and Secretary on July 7, 2005.

(3)	Mr. Spassky joined the Company in March 2004.

(4)	Mr. Mobley was appointed as the Company’s President and Chief Executive Officer and Mr. Miller-Jones was appointed as the Company’s Chief Financial Officer and Secretary effective January 13, 2005. Mr. Miller-Jones resigned effective May 31, 2005 and Mr. Mobley resigned effective August 15, 2005.

(5)	Mr. Grace served as the Company’s Chairman, President and Chief Executive Officer until January 13, 2005.

(6)

For Mr. O’Shea, the 2005 amount consists of $40,180 relating to a grant of 7,000 shares of Common Stock; $11,700 relating to the payment of unused vacation and $6,640 relating to contributions made into Mr. O’Shea’s account within the Company’s 401(k) plan. For Mr. Spassky, the 2005 amount consists of $25,000 paid in connection with the closing of the Renova Media financing transaction, $30,000 relates to cash payments of a three-year hiring bonus and $8,333 relates to a grant of 1,523 shares of Common Stock. For Messrs Mobley and Miller-Jones, For Mr. Mobley, the amount is comprised of $143,461 of severance and unused vacation payments, $94,685 of rent of a personal apartment paid on his behalf and $145,251 paid to Renova Media in connection with the closing of the $51 million financing as reimbursement for $113,251 of consulting fees and $32,000 of rent of a personal apartment. For Mr. Miller-Jones the amount represents $105,914 of severance payments, $40,000 of rent of a personal apartment paid on his behalf and $130,874 paid to Renova Media in connection with the closing of the $51 million financing as reimbursement for $106,874 of consulting fees and $24,000 of rent of a personal apartment. For Mr. Grace, Jr. the amount represents contributions made into his account within the Company’s 401(k) plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

During 2005, grants of stock options or Stock Appreciation Rights (“SARs”) were made to the named executive officers as follows:

Individual grants						Potential realizable value at assumed annual rates of stock price appreciation for option term
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Number of securities underlying options/ SARs granted (#)	Percent of total options/ SARs granted to employees in 2005	Exercise or base price ($/Sh)	Market Value on date of grant	Expiration date	0% ($)	5% ($)	10% ($)
Mikhail A. Smirnov(a)	443,924	23.5%	$5.16	—	08/15/2010	—	632,864	1,398,463
Andrew M. O’Shea(a)	10,000.5%		$6.11	—	01/13/2015	—	38,415	97,378
Andrew M. O’Shea(a)	50,000	2.6%	$5.74	—	07/07/2010	—	79,263	175,216
Andrew M. O’Shea(a)	18,000	1.0%	$5.21	—	12/31/2010	—	25,910	57,254
Vitaly V. Spassky(a)	55,000	1.7%	$5.21	—	12/31/2010	—	79,168	174,952
Warren Mobley(b)	406,368	21.5%	$5.00	$6.11	12/31/2006	451,068	1,137,050	1,966,909
Donald Miller-Jones(c)	406,367	21.5%	$5.00	$6.11	08/31/2005	451,067	1,137,048	1,966,904

(a)	Mr. Smirnov’s options vest on August 15, 2007. Mr. O’Shea’s options vested in 2005, with the exception of the grant of 18,000 options which vested on March 2006. Mr. Spassky’s options vest in three equal annual increments beginning December 31, 2006.

(b)	In accordance with a severance agreement, Mr. Mobley forfeited 231,368 of these options, and the exercise period was extended until December 31, 2006.

(c)	In accordance with a severance agreement, Mr. Miller-Jones forfeited 270,912 of these options. Mr. Miller-Jones received 19,681 shares of the Company’s Common Stock upon the “cashless” exercise of the remaining 135,455 options in August 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION/SAR VALUES

The following table sets forth certain information with respect to options/SARs exercised during 2005 by the individuals named in the Summary Compensation Table and unexercised options to purchase Common Stock granted under authorized stock option plans to the individuals named in the Summary Compensation Table.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Period End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Period End ($) Exercisable/ Unexercisable (a)
Mikhail A. Smirnov	—	—	0/443,924	$0/$97,663
Andrew M. O’Shea	—	—	60,000/18,000	$0/$ 3,060
Vitaly V. Spassky	—	—	31,666/118,334	$0/$ 9,350
Michael Silin	—	—	0/54,000	$0/$ 9,180
Warren Mobley	—	—	175,000/0	$66,500/$0
Donald Miller-Jones	19,681	$115,137	0/0	$0/$ 0
Oliver R. Grace, Jr.	—	—	7,500/0	$11,756/$0

(a)	These valuations represent the difference between $5.38, the closing price of a share of the Company’s Common Stock on December 30, 2005 and the various exercise prices of the stock options.

Employment Agreements

Mikhail A. Smirnov is employed as the Company’s Chief Executive Officer pursuant to a three year agreement dated August 15, 2005, which provides for an annual salary of $1,149,425 and the use of an automobile and a driver. Pursuant to the agreement, Mr. Smirnov was granted options to acquire 443,924 shares of the Company’s Common Stock at an exercise price of $5.16 per share. These options, all of which vest on August 15, 2007, expire on August 15, 2010. The employment agreement provides for a severance benefit equal to six months of his base salary and the immediate vesting of all of his non-qualified stock options in the event of his termination by the Company without cause after August 15, 2006.

Andrew M. O’Shea was employed as the Company’s Chief Financial Officer and Secretary pursuant to an agreement dated July 7, 2005 which provided for a monthly salary of $22,000 through the term of the contract which expired on March 31, 2006, the grant of 7,000 shares of the Company’s Common Stock, and options to acquire 50,000 shares of Common Stock, a bonus as of the end of 2005 of up to 20% of his annualized salary and eight months of salary and benefits as severance. Since March 31, 2006, Mr. O’Shea has served the Company on an “at will” basis.

Vitaly V. Spassky is employed pursuant to a three-year employment agreement dated April 1, 2005. The agreement provides for Mr. Spassky’s employment as Vice President of the Company and Chief Executive Officer of its Representative Office in Moscow at a base annual salary of $175,000. At the discretion of the Company, he is eligible for annual performance-based incentive compensation of up to 50% of his base salary while employed by the Company. He is entitled to receive 20 monthly payments of $3,333 through November 2006 as the payout of the dollar value of the remaining stock grants that were to have been paid over a three year period pursuant to an earlier agreement. If Mr. Spassky’s employment is terminated without cause, or in the event of a change of control pursuant to which Mr. Spassky’s employment is terminated, he will be entitled to receive, in addition to all compensation to date, severance payments equal to 75% of his base salary paid in 12 monthly installments.

We have established a deferred compensation trust for the benefit of Oliver R. Grace, Jr. The investment within the account continues to be our asset, subject to the claims of our general creditors until disbursements are made from the account to or on behalf of the beneficiary of such trust. We will receive an income tax deduction upon such disbursement. At December 31, 2005, the trust held $235,153 for the benefit of Mr. Grace Jr.

Pension Benefits

The following table sets forth the estimated aggregate annual benefit payable for U.S. based employees upon retirement or at normal retirement age for each level of remuneration specified at the listed years of service in accordance with our defined benefit plan. The pension benefits are based on calendar year earnings and are payable in the form of a life annuity. For calendar 2005 the maximum annual compensation limits for determining pension benefits were $210,000.

Pension Plan Table

	Years of Service
Remuneration	5	10	15	20	25	30
$100,000	$4,205	$8,409	$12,614	$16,818	$21,023	$25,228
125,000	5,767	11,534	17,301	23,068	28,836	34,603
150,000	7,330	14,659	21,989	29,318	36,648	43,978
200,000	10,455	20,909	31,364	41,818	52,273	62,728
210,000	11,080	22,159	33,239	44,318	55,398	66,478

An individual’s pension benefits at normal retirement age are equal to the greater of the following two calculations: (A) .75% of final average earnings (average annual earnings for the five consecutive years of highest earnings in the employee’s last 10 years of employment), plus .50% of final average earnings in excess of covered compensation (covered compensation equals the average of the Social Security wage base for the individual based upon his/her age) multiplied by the employee’s years of service as a qualified employee (up to a maximum of 40 years), or (B) the sum of the individual’s accrued pension benefit at December 31, 1993 calculated pursuant to (A) plus the individual’s average compensation for the years since December 31, 1993 (average compensation equals the highest average annual earnings for the five consecutive years since December 31, 1993, up to a maximum, which for calendar year 2005 was $210,000) multiplied by the percentages in (A), multiplied by the number of years of service since December 31, 1993. Pension benefits payable upon retirement are increased by a late retirement factor due to the delay in receipt of benefits if the employee continues to work after attaining the age of 65, or are decreased by early retirement factor if a former employee elects to receive benefits as early as age 55. Participants who terminate service after September 2003 are permitted to elect to receive an actuarially-calculated lump sum payment in lieu of the monthly payments described.

Pension benefits are not reduced on account of social security benefits received by the employee. Average earnings is the sum of the amounts shown in the columns labeled “Salary” and “Bonus” in the Summary Compensation Table who are eligible to receive benefits under this plan. For purposes of the Pension Plan Table, the amount used for covered compensation is for an individual born in 1957, which is roughly representative for the individuals named in the Summary Compensation Table. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes under the Table: Mr. Grace 14 years; and Mr. O’Shea 10 years.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board is responsible for reviewing the Company’s executive compensation program and policies each year and determining the compensation of the Company’s executive officers. During 2005, the Compensation Committee’s determination on compensation of the Company’s Chief Executive Officer and other executive officers was reviewed with and approved by the entire Board.

During 2005, the Compensation Committee of the Board was comprised of Messrs. Andrew Intrater, Vladimir A. Serdyuk and James J. Pinto.

During 2005, the base pay of each of the Company’s executive officers was determined on the basis of the individual’s responsibilities and performance and a comparison with salaries paid by competitors of the Company. The bonus component of executive compensation was directly related to corporate and business unit performance. The Compensation Committee’s overall policy regarding compensation of the Company’s executive officers was to provide competitive salary levels and compensation incentives that attracted and retained individuals of outstanding ability in key positions that recognized individual performance and the Company’s performance relative to the performance of other companies of comparable size, complexity and quality, and that supported both the short-term and long-term goals of the Company. The executive compensation program included elements which, taken together, constituted a flexible and balanced method of establishing total compensation for senior management.

Compensation paid to the Company’s executive officers for 2005 consisted primarily of salary, bonus, stock grants and contributions made by the Company in respect of its 401(k) plan.

For 2005, the Compensation Committee established the compensation of Warren L. Mobley and Mikhail A. Smirnov, using the same criteria used to determine compensation for other executive officers.

It is the opinion of the Compensation Committee, based upon its review of the arrangements that had been put into effect for 2005, that the aforementioned compensation structures provided features which properly aligned the Company’s executive compensation with corporate performance and interests of its stockholders and which offered competitive opportunities in the marketplace.

Under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder, deductions for employee remuneration in excess of $1 million which is not performance based are disallowed for publicly traded companies. The Compensation Committee has determined that for 2005, it is unnecessary to seek to qualify the components of its compensation program within the meaning of Section 162(m) of the Internal Revenue Code.

The foregoing report has been

approved by all members of the

Compensation Committee

Andrew Intrater, Chairman

Vladimir A. Serdyuk

James J. Pinto

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity whose executive officer or director is a director of the Company.

PERFORMANCE GRAPH

The following graph compares the cumulative performance of the Common Stock for the periods indicated with the performance of the NASDAQ Composite Stock Index and the NASDAQ Telecommunications Composite Stock Index, which the Company deems to be an appropriate peer index. The comparative five fiscal period total returns assume $100 investments made on February 28, 2001, with dividends reinvested. The stockholder returns shown for the Company on the following table are not necessarily indicative of future stock performance.

Comparative Five-Year Total Returns

Moscow CableCom Corp., NASDAQ Composite Stock Index and

NASDAQ Telecommunications Composite Stock Index

(Performance results through December 31, 2005)

	2001	FY 2002	FY 2003	FY 2004	TP2004	2005
MOCC	$100.00	$101.28	$46.61	$107.08	$77.32	67.78
NASDAQ Composite	$100.00	$80.47	$62.16	$94.33	$101.10	102.49
NASDAQ Telecommunications	$100.00	$42.38	$29.88	$48.56	$50.26	46.63

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related rules of the SEC require our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Related rules of the SEC also require such persons to furnish us with copies of all reports filed pursuant to Section 16(a) of the Exchange Act. Based solely on our review of the copies of the reports received or written representations from certain reporting persons, we believe that all Section 16(a) reports applicable to our directors, officers and stockholders owning more than 10% of the Common Stock were timely filed with during the year ended December 31, 2005.

PRINCIPAL STOCKHOLDERS AND SECURITY

OWNERSHIP OF MANAGEMENT OF THE COMPANY

Principal Stockholders and Security Ownership of Management

The following tables set forth information regarding the beneficial ownership of our Common Stock, Series A Preferred Stock and Series B Preferred Stock as of April 4, 2006 by each current director, each named executive officer, by all our current directors and executive officers as a group and by persons who beneficially own 5% or more of our outstanding voting securities, as separate classes. The beneficial ownership information described and set forth below is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act. It does not constitute an admission of beneficial ownership for any other purpose.

Principal Stockholders Table

	Common Stock		Series A Preferred Stock		Series B Preferred Stock
Name of Beneficial Owner	Shares	Percent of Common Stock	Shares	Percent of Series A Preferred Stock	Shares	Percent of Series B Preferred Stock
Officers and Directors
Andrew Intrater (1)	17,832,644	82.2	—	—	12,783,000	100
Oliver R. Grace, Jr. (2)	1,063,048	11.9	10,469	7.0	—	—
James J. Pinto (3)	109,099	1.2	—	—	—	—
Vladimir A. Serdyuk (4)	9,555,617	71.2	—	—	4,500,000	100
Valentin V. Lazutkin (5)	11,250	*	—	—	—	—
Alexander R.Vladislavlev(6)	13,223	*	—	—	—	—
Jay M. Haft (7)	17,832,644	82.2	—	—	12,783,000	100
Ivan Y. Isakov (8)	17,832,644	82.2	—	—	12,783,000	100
David Van Valkenburg	18,726	*	—	—	—	—
Mikhail A. Smirnov (9)	—	—	—	—	—	—
Andrew M. O’Shea (10)	108,926	1.2	—	—	—	—
Vitaly V. Spassky (11)	68,289	*	—	—	—	—
Warren L. Mobley(12)	175,000	1.9	—	—	—	—
Donald Miller-Jones(13)	19,681	*	—	—	—	—

All current directors and executive officers as a group (13 persons)	18,788,053	85.7	10,469	7.0	12,783,000	100

5% Stockholders
Victor Vekselberg (14) P.O. Box N-7755 Nassau, Bahamas	17,821,394	82.2	—	—	12,783,000	100
Renova Media Enterprises Ltd. (15) P.O. Box N-7755 Nassau, Bahamas	17,821,394	82.2	—	—	12,783,000	100
OAO Moskovskaya Telecommunikationnaya Korporatsiya (16) Moscow, Russia	9,538,394	71.1	—	—	4,500,000	100
The Bank of Butterfield (17) Rose Bank Centre 14 Bermudiana Road Hamilton Bermuda	510,196	5.7	13,724	9.1	—	—

*	Represents less than one percent (1%) of the Common Stock.

(1)	Mr. Intrater beneficially owns 17,832,644 shares of Common Stock and 12,783,000 shares of Series B Preferred Stock. This includes shares which are beneficially owned by Renova Media, as a result of his position as Senior Partner at Columbus Nova Capital. Shares owned beneficially by Renova Media are more fully described in Note 15 below.

(2)

Mr. Grace, Jr. beneficially owns 1,063,048 shares of Common Stock and 10,649 shares of Series A Preferred Stock. This includes shares of Common Stock comprised of: (i) 47,500 shares held by a corporation which is owned by members of Mr. Grace’s family; (ii) 94,556 shares held in an individual retirement account for the benefit of Mr. Grace; (iii) 24,500 shares held by the Company in a deferred compensation trust account for the benefit of

Mr. Grace; (iv) 611,842 shares held by trusts for which Mr. Grace is a possible beneficiary; (v) 45,000 shares held by The Anglo American Security Funds L.P., of which Mr. Grace is a general partner; (vi) 31,500 shares held by Diversified Long Term Growth Fund L.P., of which Mr. Grace is a general partner; (vii) 89,250 shares held by Drake Associates L.P., of which Mr. Grace is a general partner; (viii) 7,800 shares held by Mr. Grace as trustee for trusts for which he is not a beneficiary; (ix) 12,250 shares are held by virtue of Mr. Grace’s service as co-trustee of the Company’s defined benefit retirement plan; (x) 480 shares held by Mr. Grace’s spouse; (xi) 3,408 shares held in accounts for the benefit of Mr. Grace’s children, of which he is the custodian; (xii) 31,982 shares issuable upon conversion of 10,469 shares of Series A Preferred Stock that are convertible within 60 days; (xiii) 7,297 shares issuable upon conversion of $118,000 principal amount of the Company’s 10.5% Convertible Subordinated Debentures (the “Debentures”) that are convertible within 60 days; (xiv) 680 shares issuable upon conversion of $11,000 principle amount of the Debentures which are convertible within 60 days which are held in an individual retirement account for the benefit of Mr. Grace; (xv) 1,298 shares issuable upon conversion of $21,000 principle amount of the Debentures which are convertible within 60 days held by Mr. Grace’s spouse; and (xvi) 11,255 shares issuable upon conversion of $182,000 principle amount of the Debentures which are convertible within 60 days held by the Anglo American Security Fund L.P, of which Mr. Grace is a general partner. In addition, Mr. Grace beneficially owns 10,469 shares of Series A Preferred Stock which includes: (a) 4,884 shares held in accounts for the benefit of Mr. Grace’s children, of which he is the custodian; and (b) 5,585 shares held by trusts of which Mr. Grace is a possible beneficiary. Mr. Grace disclaims beneficial ownership of all shares owned by his spouse, by him as trustee for the benefit of family members and others, by his children, and by The Anglo American Security Fund L.P., Drake Associates L.P. and Diversified Long Term Growth Fund L.P. described herein. Included in the shares beneficially held are 477,126 shares which are subject to irrevocable proxies granted to Renova Media as described in Note 15 below.

(3)	Mr. Pinto beneficially owns 109,999 shares of Common Stock, this includes: (a) 61 shares issuable upon conversion of $1,000 principal amount of the Debentures convertible within 60 days and (b) 3,000 shares issuable upon exercise of options that are exercisable within 60 days.

(4)	Mr. Serdyuk beneficially owns 9,554,617 shares of Common Stock and 4,500,000 shares of Series B Preferred Stock. This includes shares beneficially owned by COMCOR as a result of his position as Counselor to COMCOR’s General Director. Shares beneficially owned by COMCOR are more fully described in Note 16 below. In addition, Mr. Serdyuk owns 16,223 shares of Common Stock which relate to approved, but unissued stock grants for Mr. Serdyuk’s service on the Board since 2004.

(5)	Valentin V. Lazutkin owns 11,250 shares of Common Stock, all of which relate to approved but unissued stock grants for his service on the Board for 2006.

(6)	Alexander R. Vladislavlev owns 13,223 shares of Common Stock, all of which relates to approved, but unissued stock grants for his service on the Board since 2004.

(7)	Mr. Haft beneficially owns 17,832,644 shares of Common Stock and 12,783,000 shares of Series B Preferred Stock. This includes shares which are beneficially owned by Renova Media as a result of his position as a Partner at Columbus Nova Capital. Shares owned beneficially by Renova Media are more fully described in Note 15 below.

(8)	Mr. Isakov beneficially owns 17,832,644 shares of Common Stock and 12,783,000 shares of Series B Preferred Stock. This includes shares which are beneficially owned by Renova Media as a result of his position as a Partner at Columbus Nova Capital. Shares owned beneficially by Renova Media are more fully described in Note 15 below.

(9)	Mr. Smirnov holds options to acquire 443,924 shares of Common Stock which are not exercisable within 60 days.

(10)	Mr. O’Shea beneficially owns 108,926 shares of Common Stock. This includes: (a) 926 shares held in our 401(k) plan and (b) 78,000 shares issuable upon exercise of stock options that are exercisable within 60 days. Within the shares held by Mr. O’Shea are 18,394 shares which are subject to an irrevocable proxy granted to Renova Media described more fully in Note 15 below.

(11)	Mr. Spassky beneficially owns 68,289 shares of Common Stock. This includes his right to acquire beneficial ownership of 63,333 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days. Mr. Spassky also holds options to acquire 86,673 shares of Common Stock which are not exercisable within 60 days.

(12)	Mr. Mobley holds options to acquire 175,000 shares of Common Stock which are exercisable within 60 days.

(13)	The shares beneficially owned by Mr. Miller-Jones represent shares of Common Stock acquired in August 2005.

(14)	Mr. Vekselberg beneficially owns 17,821,394 shares of Common Stock and 12,783,000 shares of Series B Preferred Stock. This includes shares beneficially owned by Renova Media by virtue of his control of Renova Media.

(15)	Renova Media Enterprises Ltd, formerly known as Columbus Nova Investments VIII Ltd., beneficially owns 17,821,394 shares of Common Stock and 12,783,000 shares of Series B Preferred Stock. This includes Renova’s right to acquire beneficial ownership of 8,283,000 shares of Series B Preferred Stock issuable upon exercise of the Series B Warrant which is exercisable within 60 days. In addition, this includes shares of Common Stock comprised of: (i) 4,220,879 shares owned by COMCOR subject to Renova Media’s direction and control pursuant to the Shareholders’ Agreement; (ii) 163,503 shares owned by and among Oliver R. Grace, Jr., Frank E. Baker and the Anglo American Security Fund, L.P. pursuant to that certain irrevocable proxy and power of attorney dated December 1, 2004 whereby Renova Media was granted the right to vote, at its sole discretion, such shares at any meeting of stockholders or consent in lieu of a meeting subject to certain limitations until January 12, 2009 unless terminated earlier in accordance with such agreement; (iii) 654,009 shares owned—beneficially or otherwise—by and among Oliver R. Grace, Jr., Andrew M. O’Shea and certain former officers and directors of the Company pursuant to that certain irrevocable proxy and power of attorney dated December 7, 2004 whereby Renova Media was granted the right to vote, at its sole discretion, such shares at any meeting of stockholders or consent in lieu of a meeting subject to certain limitations until January 12, 2009 unless terminated earlier in accordance with such agreement; (iv) 4,500,000 shares issuable upon conversion of 4,500,000 shares of Series B Preferred Stock that are convertible within 60 days; and (v) 8,283,000 shares issuable upon: (a) the exercise of a warrant to acquire 8,283,000 shares of Series B Preferred Stock (the “Series B Warrant) and (b) the conversion of the Series B Preferred Stock acquired under the Series B Warrant, which are exercisable and convertible within 60 days.

(16)	COMCOR beneficially owns 17,821,304 shares of Common Stock and 12,783,000 shares of Series B Preferred Stock. This includes shares owned by Renova Media pursuant to the Shareholders’ Agreement. Shares beneficially owned by Renova Media are more fully described in Note 15 above.

(17)	The Bank of Butterfield beneficially owns 510,976 shares of Common Stock and 13,724 shares of Series A Preferred Stock. This includes the right to acquire beneficial ownership of 41,926 shares of Common Stock issuable upon conversion of 13,724 shares of Series A Preferred Stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ZAO PricewaterhouseCoopers is our independent registered public accounting firm, and has been since January 2001.

Representatives of ZAO PricewaterhouseCoopers Audit will not be present at the Annual Meeting.

Audit Fees

The following table sets forth the fees incurred by the Company for the services of ZAO PricewaterhouseCoopers Audit during the year ended December 31, 2005 and the Transition Period ended December 31, 2004.

	2005	TP2004
Audit Fees	$373,000	$335,000
Audit-Related Fees	—	—
Tax Fees	7,675	16,100
All Other Fees	—	—

	$380,675	$351,100

Audit fees consist of service rendered to the Company and its subsidiaries for the audits of the Company’s and its subsidiaries annual financial statements, review of the Company’s quarterly financial statements included in its Forms 10-Q, assistance with and review of documents filed with the SEC, consent letters and statutory audits.

Tax fees consist of tax compliance, tax consultations, tax examination assistance and tax preparation. Other than as described above, the Company did not incur any other fees from PricewaterhouseCoopers during 2005 or the Transition Period ended December 31, 2004.

Our Audit Committee’s pre-approval policies and procedures relating to products and services provided by our independent registered public accounting firm are set forth in the Audit Committee Charter. The Charter requires that our Audit Committee review and approve in advance the retention of our independent registered public accounting firm. It also requires advance approval by our Audit Committee of any non-audit services provided by our independent registered public accounting firm, except that non-audit services that in the aggregate do not exceed 5% of total fees paid by the Company during the year and that were not recognized as non-audit services at the time of engagement of the accounting firm do not require pre-approval if they are promptly brought to the attention of and approved by the Audit Committee before completion of the audit. All of the Audit Fees and Tax Fees were pre-approved by the Audit Committee for each of 2005 and the Transition Period ended December 31, 2004

STOCKHOLDER PROPOSALS

We received no stockholder proposals during the year ended December 31, 2005.

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals to us in a timely manner. For a stockholder proposal to be included in the proxy statement for our next annual meeting of stockholders, we must receive it at our principal executive office no later than January 2, 2007, and it must otherwise comply with the requirements of Rule 14a-8. In addition, stockholder may submit proposals, not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not later than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our next annual meeting of stockholders, such a proposal must be received by us no later than January 23, 2007. Nothing in this paragraph may be deemed to require the Company to include in its proxy statement and proxy relating to the 2007 annual meeting of stockholders any stockholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

A stockholder’s notice to the Secretary must comply with applicable SEC regulations and set forth as to each matter the stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (3) the number of shares of our Common Stock which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business.

FORWARD-LOOKING INFORMATION

This Proxy Statement may contain “forward-looking statements”, as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects”, “anticipates”, “plans”, “believes”, “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO’s development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and our ability to raise funds for AKADO’s development. These statements are based on management’s best assessment of Moscow CableCom’s and AKADO’s strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments

OTHER MATTERS

As of the date of this Proxy Statement, our Board does not intend to present and has not been informed that any other person intends to present any matter for action at the Annual Meeting other than as discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the holders of the proxy will act in accordance with their best judgment.

AVAILABLE INFORMATION

Included with the mailing of this Proxy Statement is our Annual Report for the year ended December 31, 2005, which includes our Annual Report on Form 10-K.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and in accordance therewith we file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information that we file may be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically.

MOSCOW CABLECOM CORP.

2006 ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2006

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned hereby appoints Andrew Intrater and Andrew M. O’Shea, and each of them, proxies, with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Moscow CableCom Corp., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at 590 Madison Avenue, 38th Floor, New York, NY on May 23, 2006 at 1:00 p.m. and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

1. ELECTION OF ALL DIRECTORS

FOR ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT AS NOTED BELOW ☐

PLEASE WRITE IN THE NAME OF ANY DIRECTOR NOMINEE FOR WHOM YOU WISH TO WITHHOLD YOUR VOTE.

WITHHELD:

Andrew Intrater, Mikhail A. Smirnov, Oliver R. Grace, Jr., Ivan Y. Isakov, Jay M. Haft, Valentin V. Lazutkin, James J. Pinto, Vladimir A. Serdyuk, David R. Van Valkenburg and Alexander P. Vladislavlev.

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THIS MEETING.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, THEY WILL BE COUNTED AS A VOTE FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES RESERVE THE RIGHT TO CUMULATE VOTES IN THE ELECTION OF DIRECTORS AND CAST SUCH VOTES AS THEY SEE FIT IN THEIR SOLE DISCRETION FOR ANY ONE OR MORE DIRECTOR NOMINEES UNLESS YOU HAVE WITHHELD AUTHORITY TO VOTE FOR THAT DIRECTOR NOMINEE.

PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND

RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If there is more than one trustee, all should sign. If shares are held jointly, both owners must sign.

DATED: _________________, 2006	SIGNATURE

SIGNATURE IF HELD JOINTLY
PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE